Exhibit 5.1

February 12, 2015

Voltari Corporation

601 West 26th Street

Suite 415

New York, NY 10001

Re:	Registration Statement for Voltari Corporation

Ladies and Gentlemen:

We have acted as counsel to Voltari Corporation, a Delaware corporation (the “Company”), in connection with the anticipated issuance by the Company (the “Rights Offering”) to its common stockholders of record as of February 13, 2015 of transferable subscription rights (the “Rights”) evidenced by a certificate (the “Rights Certificate”) entitling the holders thereof to purchase shares (the “Rights Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (the “New Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the Rights, (ii) the Rights Shares and (iii) shares of Common Stock issuable upon exercise of the warrants (the “Warrant Shares”) to purchase Common Stock issued on April 9, 2013 (the “Common Stock Warrants”). The New Registration Statement also serves as a post-effective amendment to the Registration Statement on Form S-4 as amended (File No. 333-186564), which was initially filed on February 11, 2013, was amended on February 14, 2013, March 13, 2013, and March 26, 2013 and became effective on March 27, 2013 (the “Prior Registration Statement”), pursuant to which the Warrant Shares were registered. The Prior Registration Statement includes a final prospectus filed with the Commission on March 27, 2013 as such has been supplemented (the “Prior Prospectus”) and will include the Preliminary Prospectus and Final Prospectus (each as defined below). The New Registration Statement includes a preliminary prospectus (the “Preliminary Prospectus”) and will include a final prospectus (the “Final Prospectus”), each of which, pursuant to Rule 429 under the Securities Act, will constitute a combined prospectus relating to the offer and sale of the Securities (as defined below) registered pursuant to the Prior Registration Statement and the New Registration Statement. The Rights, the Rights Shares and the Warrant Shares are each referred to herein as a “Security” and collectively referred to herein as the “Securities.”

In connection with the registration of the Securities, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the following documents for the purpose of rendering this opinion (collectively, the “Documents”):

1.	the Prior Registration Statement;

2.	the New Registration Statement;

3.	the Prior Prospectus;

4.	the Preliminary Prospectus;

5.	the form of Rights Certificate;

6.	the Warrant Agreement by and between Motricity, Inc. and American Stock Transfer and Trust Company as Warrant Agent dated October 11, 2012 (the “Warrant Agreement”);

Voltari Corporation

February 12, 2015

7.	the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the Company;

8.	the Amended and Restated Bylaws of the Company in effect as of the date hereof as certified by the Secretary of the Company; and

9.	copies of resolutions of the board of directors of the Company pertaining to the Prior Registration Statement, New Registration Statement and the Securities as certified by the Secretary of the Company.

For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. We also have not made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

Our opinions contained herein are limited to the laws of the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

The opinions hereafter expressed with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

Voltari Corporation

February 12, 2015

Based upon and subject to the foregoing and to the other qualifications and limitations set forth below, we are of the opinion that:

1.	The Rights have been duly authorized by all necessary corporate actions of the Company and, when issued and delivered in accordance with the terms and conditions of the Rights Offering described in the New Registration Statement, will constitute the valid and legally binding obligations of the Company.

2.	The shares of the Common Stock to be issued upon exercise of the Rights in the Rights Offering have been duly authorized by all necessary corporate actions of the Company and, when issued and delivered against payment upon due exercise of the Rights as contemplated in the New Registration Statement, each of the Rights Shares will be validly issued, fully paid and non-assessable.

3.	The shares of Common Stock to be issued upon exercise of the Common Stock Warrants have been duly authorized by all necessary corporate actions of the Company and, when issued and delivered against payment upon due exercise of the Common Stock Warrants as contemplated in the New Registration Statement and the Warrant Agreement, each of the Warrant Shares will be validly issued, fully paid and non-assessable.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the post-effective amendment to the Prior Registration Statement as declared effective by the Commission on March 27, 2013 will be effective, (ii) the New Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective by the Commission, (iii) the Final Prospectus and any other necessary prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iv) the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board of Directors of the Company or a committee thereto and there will not have occurred any change in law affecting the validity or enforceability of such Security, (v) the Company’s Board of Directors, or a special committee thereof, will have taken action necessary to set the sale price of the Securities, which in no event shall be less than the par value of such Securities, (vi) any investors exercising the Rights will actually pay in full all amounts that they have agreed to pay for the Rights Shares issuable upon such exercise and (vii) any investors exercising the Common Stock Warrants will actually pay in full all amounts that they have agreed to pay for the Warrant Shares issuable upon such exercise.

We express no legal opinion upon any matter other than those explicitly addressed in the paragraphs numbered 1 through 3 above, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the New Registration Statement. We also consent to the use of our name in the Preliminary Prospectus, the Final Prospectus and any related prospectus supplement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Brown Rudnick LLP
BROWN RUDNICK LLP